EXECUTION VERSION FOURTH LIMITED CONDITIONAL WAIVER TO CREDIT AGREEMENT FOURTH LIMITED CONDITIONAL WAIVER TO CREDIT AGREEMENT (this “Agreement”), dated effective as of February 28, 2019 (the “Effective Date”), among NORTHSTAR HEALTHCARE ACQUISITIONS, L.L.C., a Delaware limited liability company (the “Borrower”), NOBILIS HEALTH CORP., a British Columbia corporation (the “Parent”), NORTHSTAR HEALTHCARE HOLDINGS, INC., a Delaware corporation (“Holdings”), the other Loan Parties (as defined in the Credit Agreement (defined below)) party hereto, COMPASS BANK (in its individual capacity, “Compass Bank”), in its capacity as Swingline Lender, LC Issuing Lender and Administrative Agent and for itself and the Lenders. Unless otherwise indicated, all capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided to such terms in the Credit Agreement referred to below. W I T N E S S E T H: WHEREAS, the Borrower, the Parent, Holdings, the other Loan Parties party thereto, the lenders party thereto, the Administrative Agent and the other parties thereto have entered into that certain Credit Agreement, dated as of October 28, 2016 (as amended by Amendment No. 1 to Credit Agreement and Waiver, dated as of March 3, 2017, as further amended by Amendment No. 2 to Credit Agreement, dated as of November 15, 2017, as further amended by the Second Limited Conditional Waiver and Amendment No. 3 to Credit Agreement, dated effective as of December 31, 2018, and as from time to time further amended, amended and restated, supplemented or otherwise modified, the “Credit Agreement”); WHEREAS, the Loan Parties acknowledge and agree that certain Events of Default as described below (collectively, the “Specified Defaults”) have occurred and are continuing under Section 8.1 of the Credit Agreement due to the Borrower’s failure to comply with (i) the financial covenants in Section 7.11(a) and Section 7.11(b) of the Credit Agreement (due to adjustments to the Borrower’s accounts receivable as communicated to the Lenders in the Borrower’s presentation, dated November 14, 2018, and by Borrower’s financial advisors in their interim report, dated December 28, 2018, which accounts receivable adjustments and fiscal period of adjustments are subject to final determination by the Borrower) and (ii) the restrictions on Restricted Payments contained in Section 7.6 of the Credit Agreement due to certain Restricted Payments made to non-Loan Parties prior to November 15, 2018; WHEREAS, the Administrative Agent maintains that the Borrower failed to comply with the requirements of the following (collectively the “Disputed Specified Defaults”), while the Loan Parties maintain that the following Disputed Specified Defaults are not Events of Default under the Credit Agreement: (a) the requirements of Section 6.12(a) of the Credit Agreement in respect of NHC Network, LLC; and (b) the requirement of Nobilis Vascular Texas, LLC to make payments when due under that certain Convertible Promissory Note, dated March 8, 2017, executed by Nobilis Vascular Texas, LLC and made payable to the order of Carlos R. Hamilton III, M.D.; WHEREAS, as a result of the Specified Defaults, the Administrative Agent has the right to exercise all rights and remedies available to it under the Credit Agreement, the other Loan Documents and applicable law; 502087446 v6 1205867.00001

WHEREAS, the Loan Parties, Administrative Agent and certain of the Lenders party thereto entered into that certain Limited Waiver to Credit Agreement, dated effective as of November 15, 2018 (the “First Limited Waiver”), pursuant to which, subject to the terms and conditions set forth in the First Limited Waiver, those certain Specified Defaults (as defined in the First Limited Waiver) were temporarily waived for the Waiver Period set forth therein (as defined in the First Limited Waiver, the “First Wavier Period”); WHEREAS, the Loan Parties, Administrative Agent and certain of the Lenders party thereto entered into that certain Second Limited Conditional Waiver and Amendment No. 3 to Credit Agreement, dated effective as of December 31, 2018 (the “Second Limited Waiver”), pursuant to which, subject to the terms and conditions set forth in the Second Limited Waiver, those certain Specified Defaults (as defined in the Second Limited Waiver) were temporarily waived for the Second Waiver Period set forth therein (as defined in the Second Limited Waiver, the “Second Wavier Period”); WHEREAS, the Loan Parties, Administrative Agent and certain of the Lenders party thereto entered into that certain Third Limited Conditional Waiver to Credit Agreement, dated as of January 11, 2019 (the “Third Limited Waiver”), pursuant to which, subject to the terms and conditions set forth in the Third Limited Waiver, those certain Specified Defaults (as defined in the Third Limited Waiver) and those certain Disputed Specified Defaults (as defined in the Third Limited Waiver) were temporarily waived for the Third Waiver Period set forth therein (as defined in the Third limited Waiver, the “Third Waiver Period”); WHEREAS, the Loan Parties dissolved MPDSC Management, LLC, a Texas limited liability company, during the Third Waiver Period (thereby curing the Specified Default that had occurred due to the failure to satisfy the requirements of Section 6.12(a) of the Credit Agreement in respect of such entity); WHEREAS, the First Waiver Period, Second Waiver Period and Third Waiver Period have each ended on or before the Effective Date; and WHEREAS, the Loan Parties have requested, and subject to the terms and conditions set forth herein, the Administrative Agent and the Lenders party hereto (the “Consenting Lenders”) have agreed, subject to the terms and conditions set forth herein, to waive certain provisions of the Credit Agreement as specifically set forth herein. NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to the above Recitals and as follows: SECTION 1. Limited Conditional Waiver; Waiver Fee; and Administrative Agent Fee. (a) Fourth Waiver Period. Pursuant to Section 10.1 of the Credit Agreement, and upon the occurrence of the Fourth Waiver Effective Date (as defined in Section 4 below), each Lender hereby temporarily waives each Specified Default and each Disputed Specified Default during the period (the “Fourth Waiver Period”) commencing on the Fourth Waiver Effective Date and ending on the earliest of (i) the occurrence of an Event of Default during such Fourth Waiver Period other than (A) the Specified Defaults, (B) the Disputed Specified Defaults, or (C) any Event of Default that occurs due to the failure of the Loan Parties to comply with Section 7.11 of the Credit Agreement (“Financial Covenant Event of Default”), (ii) any Loan Party’s actual knowledge of an Event of Default (other than the Specified Defaults, the Disputed Specified Defaults and any Financial Covenant Event of Default) that occurred prior to the Fourth Waiver Period and that has not been cured within three (3) Business Days of a Loan Party obtaining actual knowledge of such Event of Default, and (iii) March 31, 2019, after the earliest of 2 502087446 v6 1205867.00001 which such Specified Defaults (and any Disputed Specified Default that is determined to be an Event of Default) and any Financial Covenant Event of Default shall spring back into existence. (b) Waiver Fee. The Loan Parties hereby agree that a waiver fee in the amount of $52,500 (the “Waiver Fee”) shall be fully earned on the Fourth Waiver Effective Date and shall be due and payable to the Administrative Agent for the account of the Lenders immediately upon the later of (i) termination of the Fourth Waiver Period and (ii) such later date as may be agreed by the Administrative Agent and the Required Lenders for repayment of such Waiver Fee (such date, the “Waiver Fee Repayment Date”). Any unpaid portion of the Waiver Fee not paid when due shall be added to and constitute a part of the Obligations. The Loan Parties hereby acknowledge and agree that such Waiver Fee is non-refundable and is in addition to any other fees payable by the Loan Parties under the Credit Agreement or any other Loan Document (including, without limitation, any fees payable under the Third Limited Waiver). (c) Administrative Agent Fee. The Loan Parties hereby agree that an administrative agent fee in the amount of $7,500 (the “Administrative Agent Fee”) shall be fully earned on the Fourth Waiver Effective Date and shall be due and payable to the Administrative Agent solely for its own account immediately upon termination of the Fourth Waiver Period. Any unpaid portion of the Administrative Agent Fee not paid when due shall be added to and constitute a part of the Obligations. The Loan Parties hereby acknowledge and agree that such Administrative Agent Fee is non-refundable and is in addition to any other fees payable by the Loan Parties under the Credit Agreement or any other Loan Document (including, without limitation, any fees payable under the Third Limited Waiver). SECTION 2. Other Covenants and Agreements. Each Loan Party hereby agrees as follows: (a) Administrative Agent Consultant. Without limiting the obligations of the Borrower under the Credit Agreement, each Loan Party expressly continues to (i) consent to retention by counsel to the Administrative Agent of one or more consultants (including, without limitation, Berkley Research Group, LLC, retained by counsel to the Administrative Agent), advisors and/or other professionals in connection with the Credit Agreement and the other Loan Documents, in each case, as permitted under such Loan Documents (including, but not limited to Section 10.4(a) of the Credit Agreement), but subject to the limitations and restrictions thereof, including for the purpose of analyzing the Business Plan (as defined below) sales, collections, cash flow and similar operations of the Parent and its subsidiaries (each a “Consultant”), (ii) agree to pay the reasonable fees and out-of-pocket expenses (including payment of the amount of any reasonable retainer) of such Consultants promptly upon demand from time to time by the Administrative Agent and (iii) agree to provide the Administrative Agent and such Consultants with such information and direct access to the books, records and management of Parent, Holdings, the Borrower and the other Loan Parties during reasonable business hours as reasonably requested by the Administrative Agent or any such Consultant. Without limiting the foregoing, the Loan Parties shall cause the Consultant to be invited to and permitted to participate in all calls and meetings held by the Loan Parties to discuss any of the following: (i) updates related to the review of accounts payable and planning of cash disbursements, including without limitation any calls or meetings regarding the status of the Company’s cash and decisions related to payment of accounts payable and vendors and (ii) the review of accounts receivable, including without limitation any weekly calls or meetings regarding the status of collection efforts in respect of any accounts receivable (including, without limitation, written-off or fully reserved accounts receivable). (b) Borrower Consultant. The Loan Parties shall, at their sole cost and expense, continue to retain Morris Anderson (the “Borrower Consultant”), which consultant was selected by the Loan Parties and is acceptable to the Administrative Agent, to assist management with the review, evaluation and improvement of their operations and financial performance, on terms and conditions reasonably acceptable to the Administrative Agent, which shall continue to include (i) direct access by the Borrower 3 502087446 v6 1205867.00001

Consultant to the Parent, Holdings and the Borrower during reasonable business hours, (ii) the ability to take on the role of chief restructuring officer upon the occurrence of certain subsequently determined retention trigger events as reasonably and mutually agreed by the Loan Parties and the Administrative Agent in their respective sole discretion and (iii) the Administrative Agent and the Consultant having direct and unrestricted access to the Borrower Consultant and direct communications with such Borrower Consultant, either with the Borrower, Parent or Holdings or their counsel present or without the presence of Borrower, Parent or Holdings or their counsel. (c) Business Plan Materials. No later than 4:00 pm Central Time on February 28, 2019 (or such later date as the Administrative Agent may agree in writing in its sole discretion) or such later date as described in this Section 2(c), the Loan Parties shall deliver to the Administrative Agent a business plan (approved by the Borrower’s board of directors) together with supporting financial projections and other information in support thereof materials (in form and with detail reasonably acceptable to the Administrative Agent (collectively, the “Business Plan”) that shall (unless waived in writing by the Agent in its sole discretion): (i) address each of the items and, to the extent those items are not required to be delivered by 4:00 pm Central Time on February 28, 2019, the delivery dates for those items, set forth on Exhibit A hereto, (ii) provide a detailed analysis of the transition of the receivables collection process to the third party service provider (“RCM Service Provider”), (iii) provide an assessment of strategic alternatives available to the Loan Parties, (iv) provide details for a permanent resolution of the Specified Defaults and other identified issues to be mutually agreed, including but not limited to liquidity matters, (v) no later than 4:00 pm Central Time on March 13, 2019, provide details of how the Loan Parties plan to address Medicare and Medicaid compliance in the context of Professional Services Agreements and (vi) set forth the assumptions used in the creation of such Business Plan. (d) Cash Flow Reports. The Loan Parties shall continue to prepare and deliver to the Administrative Agent no later than 4:00 pm Central Time on each Wednesday (or such later date as may be agreed to by the Administrative Agent in writing in its reasonable discretion) (i) an updated rolling cash flow forecast for the succeeding 13 weeks, in each case, for Holdings, Parent, Borrower, its Subsidiaries, and other parties whose cash flows contribute to the Borrower’s revenues (the “Contributing Loan Parties”) on a consolidated basis and otherwise, in form and substance reasonably satisfactory to the Administrative Agent (the “Updated Cash Flow Forecast” and, together with each other cash flow forecast delivered to the Administrative Agent pursuant to the First Limited Waiver, the Second Limited Waiver, the Third Limited Waiver or this Agreement, the “Cash Flow Forecasts”) and (ii) a certificate of the chief financial officer of the Borrower to the effect that such Cash Flow Forecast reflects the Borrower’s good faith projection of such weekly cash receipts and disbursements and ending balance of available cash (as of the last Business Day of each week) for the Borrower, its Subsidiaries and the Contributing Loan Parties on a consolidated basis. To the extent that any Updated Cash Flow Forecast line item includes a variance of more than 10% from the prior projected amount for such line item, the Updated Cash Flow Forecast shall include an explanation of the reason for such variance. Additionally, on each Wednesday, the Borrower shall provide with respect to itself, its Subsidiaries and the Contributing Loan Parties, on a consolidated basis, a report for the week ending the previous Friday, in form and substance reasonably satisfactory to the Administrative Agent, specifying (A) the cash on hand in deposit accounts at the beginning of such week, (B) cash receipts received during such week, with a schedule detailing daily collections, (C) cash disbursed during such week in payment of expenses, (D) the cash on hand in deposit accounts at the end of such week and (E) a comparison of such amounts to the comparable amounts in the Cash Flow Forecast for such week and in the aggregate for the applicable Cash Flow Forecast period. (e) Receivables Collection Process. The Loan Parties shall continue to provide the Administrative Agent every two (2) weeks an updated summary of actions the Loan Parties have taken to improve the receivables collection process, which updates shall be prepared by the Borrower Consultant, on behalf of the Loan Parties, and with the next such update to be delivered to the Administrative Agent 4 502087446 v6 1205867.00001

on March 6, 2019, no later than 4:00 pm Central Time (or such later date as the Administrative Agent may agree in writing in its sole discretion), including updates as to the status of the transition of the receivables collection process to the RCM Service Provider. The Loan Parties shall also use commercially reasonable efforts to cause the RCM Service Provider to respond to questions (including questions delivered to the Borrower from the Administrative Agent and the Consultant) related to the receivables collection process. (f) Minimum Liquidity Covenant. The Loan Parties shall continue to (i) maintain liquidity greater than or equal to $4,000,000, tested on each Wednesday beginning March 6, 2019, and (ii) deliver to the Administrative Agent no later than 4:00 pm Central Time on each such date, a compliance certificate, executed by the Chief Financial Officer of the Borrower, in form and substance reasonably satisfactory to the Administrative Agent evidencing compliance with the foregoing, together with supporting documentation evidencing the same. (g) Accounts Receivable Aging Report. Prior to the Effective Date hereof, the Borrower has provided the Administrative Agent with (i) a copy of the prior accounting policy and methodology (the “Prior Accounting Policy and Methodology”), (ii) a copy of the revised accounting policy and methodology implemented by the Borrower (the “Revised Accounting Policy and Methodology”), and (iii) a written explanation (prepared with the input of the Borrower Consultant) for the reasons the changes made to the Prior Accounting Policy and Methodology were required. No later than 4:00 pm Central Time on March 15, 2019 (or such later date as may be agreed to by the Administrative Agent in writing in its sole discretion) and on the 15th calendar day of each month thereafter (or such later date as may be agreed to by the Administrative Agent in writing in its sole discretion), the Borrower shall continue to provide the Administrative Agent with the most current available accounts receivable aging report with respect to itself and its Subsidiaries which shall be based on the Revised Accounting Policy and Methodology and shall provide detailed information by facility, insurance payment source (separating in-network claims from out-of-network claims), and, to the extent such information can be reasonably compiled within the aging report using the resources of the Loan Parties and the Borrower Consultant, Loan Party, in form and substance reasonably acceptable to the Administrative Agent. (h) Accounts Receivable Data. No later than 4:00 pm Central Time on March 15, 2019 (or such later date as may be agreed to by the Administrative Agent in writing in its sole discretion) and on the 15th calendar day of each month thereafter (or such later date as may be agreed to by the Administrative Agent in writing in its sole discretion), the Borrower shall provide the Administrative Agent with (i) detail of amounts outstanding on a facility and consolidated basis by service date or invoice, as applicable, with related aging of accounts receivable, (ii) detail by facility and on a consolidated basis relating to any accounts receivables write-offs for such period, including any collection on such previously written off account balances, and (iii) the Loan Parties’ plan to collect accounts receivable, including any related write-offs, in each case, in form and substance reasonably acceptable to the Administrative Agent. (i) Indebtedness Updates. The Loan Parties shall continue to provide the Administrative Agent every two (2) weeks with updates in writing, in form and substance reasonably acceptable to the Administrative Agent, as to the status of the Indebtedness as described on Exhibit B hereto (the “Specified Indebtedness”) and disputes related to such Specified Indebtedness, with the next such update to be delivered on March 6, 2019, no later than 4:00 pm Central Time (or such later date as the Administrative Agent may agree to in writing in its sole discretion). The Loan Parties shall also (i) provide Administrative Agent at least five (5) Business Days prior written notice of any payment to be made in respect of any such Specified Indebtedness, and (ii) promptly (no later than two (2) Business Days after receipt thereof) provide Administrative Agent copies of any material filings, judgments, communications, notices of default, term sheets, letters of intent or other documents that relate to or impact such disputes or related to such Specified Indebtedness. 5 502087446 v6 1205867.00001

(j) Intercompany Promissory Notes. The Loan Parties hereby represent that no amounts are outstanding as of the Effective Date under any of the intercompany promissory notes described on Exhibit C hereto (the “Intercompany Promissory Notes”). The Loan Parties shall provide the Administrative Agent with prompt written notice (not to exceed one Business Day after the occurrence thereof) of (i) any amounts advanced or becoming outstanding under any of the Intercompany Promissory Notes or under any replacement note issued in respect thereof and (ii) of any Investments made pursuant to Section 7.3(c)(v) of the Credit Agreement. (k) Release of Liens. The Loan Parties shall continue to use commercially reasonable efforts to cause the liens listed on Exhibit D hereto (the “Specified Liens”) to be released. The Loan Parties shall provide the Administrative Agent with written notice not later than five (5) Business Days after any Loan Party’s knowledge of (i) any change in the status of any Specified Lien or (ii) the increase of the amount of indebtedness secured by such Specified Liens. (l) Litigation Updates. The Loan Parties shall continue to provide the Administrative Agent every two (2) weeks with updates in writing, in form and substance reasonably acceptable to the Administrative Agent, as to the status of the litigation described on Exhibit E hereto and any other litigation that would reasonably be expected to result in monetary judgment(s) or relief, individually or in the aggregate, in excess of $3,500,000 or seeks an injunction or other equitable relief which would reasonably be expected to have a Material Adverse Effect (collectively, the “Material Litigation”), including updates as to the status of any stays, appeals, judgments, and the issuance of bonds in connection with the appeal of such Material Litigation, along with copies of all material pleadings, orders, and judgements that any Loan Party or any of its officers, managers, or directors have received and documentation evidencing the issuance of any such bonds and the stay of such Material Litigation, with the next such update to be delivered on March 6, 2019, no later than 4:00 pm Central Time (or such later date as the Administrative Agent may agree to in writing in its sole discretion). (m) NHC Network, LLC. The Administrative Agent continues to maintain that the Organizational Documents of NHC Network, LLC (“NHC”) do not prohibit NHC from becoming a Loan Party and that pursuant to Section 6.12(a) of the Credit Agreement, NHC should be joined as a Loan Party, while the Loan Parties continue to maintain that the Organizational Documents of NHC do prohibit NHC from becoming a Loan Party without the consent of Elite Ambulatory Surgery Centers, LLC (“Elite”) because doing so would give the right to Elite, under the Organizational Documents of NHC, to put its equity interests in NHC back to NHC and would be detrimental to the business operations of NHC. The Loan Parties continue to agree to use commercially reasonable efforts to determine if they can obtain the consent of Elite in a manner that will not be detrimental to the business operations of NHC. (n) Commercially Reasonable Efforts to Cause Excluded Subsidiaries to Become Loan Parties. The Administrative Agent delivered a notice letter dated January 2, 2019 to Parent and Holdings requiring Parent and Holdings to use commercially reasonable efforts to obtain the consent of the third- party equityholders of each Excluded Subsidiary that is a Subsidiary of a Loan Party (including, without limitation, Elite Sinus Spine and Ortho, LLC, Houston Metro Ortho and Spine Surgery Center, LLC, Elite Center for Minimally Invasive Surgery, LLC, Elite Hospital Management, Athelite Holdings, LLC, and Medical Ambulatory Surgical Suites, L.P.), in each case that is necessary to permit such Excluded Subsidiary to become a Guarantor (“Third Party Consent”). The Loan Parties shall continue to provide the Administrative Agent every two (2) weeks with (A) updates in writing, in form and substance reasonably acceptable to the Administrative Agent, as to the status of efforts to obtain the Third Party Consents together with (B) any documentation supporting whom they have contacted, the responses they have received and a proposed timeline of when they anticipate obtaining such Third Party Consents, the next such update to be delivered March 6, 2019, no later than 4:00 pm Central Time (or such later date as the Administrative Agent may agree to in writing in its sole discretion). 6 502087446 v6 1205867.00001

(o) Proposed Transactions. The Loan Parties shall promptly provide the Administrative Agent with written notice not later than five (5) Business Days after any Loan Party’s knowledge of any offers (x) from any bona fide purchaser to acquire any Loan Party or Loan Parties or any assets of any Loan Party or Loan Parties (collectively, the “Proposed Acquisitions”) and (y) from any bona fide provider of refinancing or subordinated Indebtedness (collectively, “Proposed Indebtedness” and together with the Proposed Acquisitions, the “Proposed Transactions”), along with copies of (i) to the extent then available, proposed and final documentation related thereto, (ii) to the extent then available, proposed and final sources and uses related thereto, (iii) to the extent then available, pro forma financial statements and projections showing the impact of the Proposed Transaction, and (iv) to the extent relating to a Proposed Acquisition and available, documentation evidencing that the Loan Parties are being fully released from any liabilities being transferred to a proposed purchaser (including, without limitation, liabilities under transferred leases, debt and other contracts). The Loan Parties shall also provide to the Administrative Agent, to the extent applicable, a written summary of any impact any Proposed Acquisition will have on any contracts of the Loan Parties (including, without limitation, any employment agreements). The Loan Parties shall provide the Administrative Agent no later than 4:00 pm Central Time on each Wednesday (or such later date as may be agreed to by the Administrative Agent in writing in its reasonable discretion) updates in writing, in form and substance reasonably acceptable to the Administrative Agent, as to the status of the Proposed Transactions and to the extent then available, copies of any documentation delivered in connection therewith, including, but not limited to, to the extent applicable, letters of intent, purchase commitments, or expressions of interest relating to any such Proposed Transaction, together with any and all correspondence pertaining to the status or updates of the completion of such Proposed Transaction, the next such update to be delivered on March 6, 2019, no later than 4:00 pm Central Time (or such later date as the Administrative Agent may agree to in writing in its sole discretion). Without limiting the foregoing: (i) nothing contained herein shall deemed to be a consent to, or other approval of, either the consummation of any Proposed Transaction or any agreement to either facilitate such Proposed Transaction and (ii) the consummation of any Proposed Transaction shall be subject to the approvals, limitations and requirements set forth in the Credit Agreement and the other Loan Documents. (p) Arizona Vein. With respect of each of Nobilis Vascular Holding Company, LLC, Chandler Surgery Center, LLC, Oracle Surgery Center, LLC, Phoenix Surgery Center, LLC and NHC Professional Associates, LLC (collectively, “Arizona Vein”), Borrower shall provide the Administrative Agent no later than 4:00 pm Central Time on March 13, 2019 (or such later date as may be agreed to in writing by the Administrative Agent in its sole discretion) the following, each in form and substance reasonably satisfactory to the Administrative Agent: (i) a listing of all locations leased by or on behalf of Arizona Vein (collectively, the “Arizona Vein Locations”), (ii) a listing of all assets (including, without limitation, all owned equipment, leased equipment, inventory) of the Loan Parties or any of their subsidiaries located at any Arizona Vein Locations and organized by location, (iii) a list of all agreements under which any Arizona Vein or any other Loan Party has any ongoing liability (including, without limitation, any lease agreements, seller notes, or other contracts) to the seller from which Arizona Vein was acquired or, to the extent arising in connection with Arizona Vein, any other party (collectively, the “Arizona Vein Contracts”), (iv) a summary of amounts currently owed under each Arizona Vein Contract and the party such amounts are owed to, (v) a summary of amounts that will become due over the next 12 months under each Arizona Vein Contract and the party such amounts are owed to, and (vi) copies of all term sheets, letters of intent or other summaries of terms in respect of resolving the outstanding liabilities in respect of the Arizona Vein Contracts and/or disposing of Arizona Vein or any assets thereof. The Loan Parties shall provide the Administrative Agent every two (2) weeks (or such later date as may be agreed to in writing by the Administrative Agent in its sole discretion) with updates in writing in respect of each of the items set forth in this clause with the first such update to be delivered on March 27, 2019, no later than 4:00 pm Central Time (or such later date as the Administrative Agent may agree to in writing in its sole discretion). Without limiting the foregoing: (i) nothing contained herein shall deemed to be a consent to, or other approval of, either the consummation of any Disposition or any agreement to 7 502087446 v6 1205867.00001 either facilitate such Disposition and (ii) the consummation of any Disposition shall be subject to the approvals, limitations and requirements set forth in the Credit Agreement and the other Loan Documents. (q) Hamilton Vein. With respect to Nobilis Vascular Texas, LLC (“Hamilton Vein”), Borrower shall provide the Administrative Agent no later than 4:00 pm Central Time on March 13, 2019 (or such later date as may be agreed to in writing by the Administrative Agent in its sole discretion) the following, each in form and substance reasonably satisfactory to the Administrative Agent): (i) a summary of the locations that have been closed and locations that currently remain open and (ii) copies of any term sheet, letter of intent or other summary of terms related to any transactions that are contemplated in respect of the sale of Hamilton Vein or any assets thereof. The Loan Parties shall provide the Administrative Agent every two (2) weeks (or such later date as may be agreed to in writing by the Administrative Agent in its sole discretion) with updates in writing in respect of each of the items set forth in this clause with the first such update to be delivered on March 27, 2019, no later than 4:00 pm Central Time (or such later date as the Administrative Agent may agree to in writing in its sole discretion). Without limiting the foregoing: (i) nothing contained herein shall deemed to be a consent to, or other approval of, either the consummation of any Disposition or any agreement to either facilitate such Disposition and (ii) the consummation of any Disposition shall be subject to the approvals, limitations and requirements set forth in the Credit Agreement and the other Loan Documents. (r) Other Updates. The Loan Parties shall provide the Administrative Agent every two (2) weeks (or such later date as may be agreed to in writing by the Administrative Agent in its sole discretion) with updates in writing in respect of each of the following, with the first such update to be delivered March 6, 2019, no later than 4:00 pm Central Time (or such later date as the Administrative Agent may agree to in writing in its sole discretion): (i) divestiture or facility closure plans, by facility (including wind-down cost projection details and any related wind-down plan, as applicable), other than with respect to divestitures plans that are otherwise addressed in the preceding clauses (p) and (q) of this Agreement, and (ii) details of any staffing or key personnel retention plans. (s) Notices of Changes. The Loan Parties will provide the Administrative Agent with written notice not later than five (5) Business Days after any Loan Party’s knowledge of the following: (i) any change in insurance payer contracts at any facility, (ii) any updates or developments with respect to offers or formal negotiations with new potential HOPD partners, and (iii) any updates or changes relating to divestitures or facility closures. (t) Expenses. The Loan Parties shall promptly (and in any event no later than five (5) Business Days after presentation of a demand invoice to such Loan Party in respect thereof) pay all reasonable and documented expenses of the Administrative Agent and Compass Bank in its capacity as Lender incurred or accrued, including the reasonable and documented legal fees and expenses of counsel for the Administrative Agent and all reasonable and documented fees and expenses of Berkley Research Group, LLC in its capacity as Consultant, for which demand invoices have been delivered to the Borrower. (u) Financial Covenants. Upon finalizing the Parent’s financial statements for the third fiscal quarter of 2018 (the “Final Q3 2018 Financial Statements”), the Borrower shall promptly provide the Administrative Agent with a Compliance Certificate (in form and substance reasonably satisfactory to the Administrative Agent) duly completed by a Senior Officer of Parent and Borrower and demonstrating the calculation of the financial covenants set forth in Section 7.11 of the Credit Agreement calculated as of the last day of the third fiscal quarter of 2018 based on the Final Q3 2018 Financial Statements. (v) Additional Information. The Loan Parties shall continue to provide such other information regarding the business, financial, legal or corporate affairs of any Loan Party or any Subsidiary thereof, or compliance with the terms of the Loan Documents, as the Administrative Agent 8 502087446 v6 1205867.00001

may from time to time reasonably request (including, without limitation, to the extent requested by the Administrative Agent, a daily reporting of the aggregate cash balance (including restricted and unrestricted cash) for the Loan Parties’ and Contributing Loan Parties’ bank accounts on a consolidated basis). (w) Payment of Waiver Fee and Administrative Agent Fee. The Loan Parties shall pay any unpaid portion of the Waiver Fee in full in cash no later than the Waiver Fee Repayment Date. The Loan Parties shall pay any unpaid portion of Administrative Agent Fee in full in cash no later than the expiration of the Fourth Waiver Period (or such later date as may be agreed to in writing by the Administrative Agent in its sole discretion). The failure by the Loan Parties to comply with any of the requirements set forth in Section 2 shall constitute an Event of Default under Section 8.1(b) of the Credit Agreement; provided, however, if such non-compliance is with respect to Section 2(c) or Section 2[(v)] hereof, such failure thereunder shall become an Event of Default under Article VIII of the Credit Agreement only if such failure continues unremedied for a period of three (3) Business Days after delivery by the Administrative Agent to the Borrower of notice of such non-compliance. SECTION 3. Acknowledgement and Confirmation. Each of the Loan Parties party hereto hereby agrees and acknowledges that with respect to each Loan Document to which it is a party, after giving effect to this Agreement and the transactions contemplated hereunder: (a) as of February 28, 2019, subject to additions and other adjustments as permitted under the Loan Documents, the aggregate balance of the outstanding Obligations under the Credit Agreement is equal to $126,616,432.01, and that the respective balances of the various Loans and the LC Obligations as of such date were equal to the following: Term A Loans $47,206,250.00 Term B Loans $47,500,000.00 Revolving Loans (excluding LC Obligations) $28,500,000.00 LC Obligations $ 1,500,000.00 Interest and LC Fees and Unused Fees $ 1,910,182.01 SUB TOTAL $126,616,432.01 Portion of Waiver Fee fully earned but unpaid on the Fourth Waiver Effective Date $ 52,500.00 Portion of Administrative Agent Fee fully earned but unpaid on the Fourth Waiver Effective Date $ 7,500.00 TOTAL $126,676,432.01 The foregoing amounts do not include interest accruing after February 28, 2019, additional fees, expenses and other amounts that are chargeable or otherwise reimbursable under the Credit Agreement and the other Loan Documents. Further, each of the Loan Parties acknowledges and agrees that the above described amounts are not subject to any offset, reduction, counterclaim or defense by the Loan Parties. 9 502087446 v6 1205867.00001

(b) all of its obligations, liabilities and indebtedness under such Loan Document, including guarantee obligations, shall, except as expressly set forth herein or in the Credit Agreement, remain in full force and effect on a continuous basis; and (c) all of the Liens and security interests created and arising under such Loan Document remain in full force and effect on a continuous basis, and the perfected status and priority to the extent provided for in the Loan Documents of each such Lien and security interest continues in full force and effect on a continuous basis, unimpaired, uninterrupted and undischarged as Collateral for the Obligations, to the extent provided in such Loan Documents. SECTION 4. Conditions to the Fourth Waiver Effective Date. Section 1 of this Agreement shall become effective on the date when the following conditions shall have been satisfied or waived (such date, the “Fourth Waiver Effective Date”): (a) Counterparts of this Agreement. The Administrative Agent’s receipt of signature pages, which shall be originals or electronic copies (including “.pdf” or similar format and, to the extent required by the Administrative Agent followed promptly by originals) unless otherwise specified or otherwise not applicable, of this Agreement, duly executed by (i) a Senior Officer of each of Holdings, the Parent, the Borrower, and each other Loan Party existing as of the Fourth Waiver Effective Date, (ii) the Administrative Agent, and (iii) the Consenting Lenders constituting Required Lenders. (b) Expenses. The Borrower shall have paid all reasonable and documented expenses of the Administrative Agent and Compass Bank in its capacity as Lender incurred or accrued through the Fourth Waiver Effective Date, including the reasonable and documented legal fees and expenses of counsel for the Administrative Agent and of Berkley Research Group, LLC, in its capacity as Consultant, for which demand invoices have been delivered to the Borrower. (c) Payment of Waiver Fee and Administrative Agent Fee due upon termination of the Third Waiver Period. The Loan Parties shall have paid those portions of the Waiver Fee (as defined in the Third Limited Waiver) and Administrative Agent Fee (as defined in the Third Limited Waiver) that were due and payable upon the termination of the Third Waiver Period in accordance with the terms of the Third Limited Waiver. Without limiting the generality of the provisions of Section 9.3(c) of the Credit Agreement, for purposes of determining compliance with the conditions specified in this Section 4, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Fourth Waiver Effective Date specifying its objection thereto. SECTION 5. Costs and Expenses. The Loan Parties hereby reconfirm their obligations under the Loan Documents, including Section 10.4 of the Credit Agreement, to make payments and reimbursements in accordance with the terms thereof (including with respect to this Agreement). SECTION 6. Representations and Warranties. To induce the Administrative Agent and the other Lenders to enter into this Agreement, each Loan Party represents and warrants to the Administrative Agent and the other Lenders on and as of the Fourth Waiver Effective Date (and, in each case, after giving effect to the limited conditional waiver contained in Section 1 of this Agreement) that, in each case: (a) the representations and warranties of the Loan Parties contained in Article V of the Credit Agreement and in each other Loan Document are true and correct in all material respects (or, in the case 10 502087446 v6 1205867.00001 of any such representation and warranty that is subject to materiality or Material Adverse Effect qualifications, in all respects) on and as of the Fourth Waiver Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or, in the case of any such representation and warranty that is subject to materiality or Material Adverse Effect qualifications, in all respects as of such earlier date); (b) no Default or Event of Default exists and is continuing immediately prior to or after giving effect to this Agreement, in each case, other than as expressly waived or specified hereunder; (c) the execution, delivery and performance by such Loan Party of this Agreement have been duly authorized by all necessary corporate and other organizational action and do not and will not require any approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person other than the authorizations, approvals, actions, notices and filings listed on Schedule 5.3 of the Disclosure Schedules, all of which have been duly obtained, taken, given or made and are in full force and effect on the Fourth Waiver Effective Date; (d) no Loan Party has sold or received partial payment for the assignment or sale of any of its accounts receivable in connection with any arrangement involving any Loan Party or any non-Loan Party; and (e) this Agreement has been duly executed and delivered by each Loan Party that is a party hereto and constitutes a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms; provided that the enforceability hereof is subject to general principles of equity, principles of good faith and fair dealing and to bankruptcy, insolvency and similar Laws affecting the enforcement of creditors’ rights generally. SECTION 7. Reference to and Effect on the Credit Agreement and the Loan Documents. (a) On and after the Effective Date, each reference in the Credit Agreement to “this Agreement,” “herein,” “hereto”, “hereof” and “hereunder” or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as modified by this Agreement. (b) The Credit Agreement and each of the other Loan Documents, as specifically modified by this Agreement, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. (c) The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents. Without limiting the generality of the foregoing, the Collateral Documents in effect immediately prior to the date hereof and all of the Collateral described therein in existence immediately prior to the date hereof do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents, in each case, as modified by this Agreement. SECTION 8. Governing Law; Jurisdiction. (A) THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED 11 502087446 v6 1205867.00001

HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. (b) EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, THE LC ISSUING LENDER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT, THE FIRST LIMITED WAIVER, THE SECOND LIMITED WAIVER, THE THIRD LIMITED WAIVER OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE LC ISSUING LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION. SECTION 9. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Delivery by facsimile or electronic transmission of an executed counterpart of a signature page to this Agreement shall be effective as delivery of an original executed counterpart of this Agreement. SECTION 10. Release. Each of the Parent, Holdings, the Borrower and each other Loan Party, on behalf of itself and its Subsidiaries, successors, assigns and other legal representatives, hereby releases, waives, and forever relinquishes all claims, demands, obligations, liabilities and causes of action of whatever kind or nature (collectively, the “Claims”), whether known or unknown, which any of them have, may have, or might assert at the time of the execution of this Agreement or in the future against the Administrative Agent, the Swingline Lender, the LC Issuing Bank, the Lenders and/or their respective present and former parents, affiliates, participants, officers, directors, employees, agents, attorneys, accountants, consultants, attorney’s consultants (including, without limitation, Berkeley Research Group, LLC), and each of their respective successors and assigns (each a “Releasee”), directly or indirectly, which occurred, existed, were taken, permitted or begun from the beginning of time through the date hereof, arising out of, based upon, or in any manner connected with (a) this Agreement, the First Limited Waiver, the Second Limited Waiver, the Third Limited Waiver, the other Loan Documents and/or the administration thereof or the Obligations created thereby, (b) any discussions, commitments, negotiations, conversations or communications with respect to the refinancing, restructuring or collection of any of the Obligations, or (c) any matter related to the foregoing; provided that (i) the foregoing shall not release Claims arising following the date hereof, and (ii) such release shall not be available to any Releasee with respect to a Claim to the extent that such Claim is determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Releasee. 12 502087446 v6 1205867.00001

SECTION 11. Acknowledgments; Reservation of Rights. (a) The Loan Parties hereby acknowledge and agree that the Specified Defaults constitute Events of Default under the Credit Agreement and, in the absence of the limited conditional waiver set forth in Section 1 of this Agreement, permits the Administrative Agent and the Lenders to, among other things, take any enforcement action or otherwise exercise any or all rights and remedies provided for under the Loan Documents or applicable law including, without limitation, those described in Section 11 of this Agreement. (b) The Loan Parties hereby acknowledge and agree that each of the Administrative Agent and the Lenders expressly reserves all of its rights, powers, privileges and remedies under the Credit Agreement, other Loan Documents and/or applicable law, including, without limitation, its right at any time from and after termination or expiration of the Fourth Waiver Period, (i) to determine not to make further Loans or issue Letters of Credit under the Credit Agreement as a result of the Specified Defaults and/or to terminate their Commitments to make Loans and issue Letters of Credit, (ii) to accelerate the Obligations, (iii) to charge the default rate of interest in respect of the Obligations (as of any date from and after the date on which the Specified Defaults first occurred) and to enforce the prohibition against incurring, continuing or converting any Loan as or into a Eurodollar Rate Loan, (iv) to commence any legal or other action to collect any or all of the Obligations from any or all of the Loan Parties, and any other person liable therefor and/or any collateral, (v) to foreclose or otherwise realize on any or all of the collateral and/or as appropriate, set-off or apply to the payment of any or all of the Obligations, any or all of the collateral, (vi) to take any other enforcement action or otherwise exercise any or all rights and remedies provided for by any or all of the Credit Agreement, other Loan Documents or applicable law, and (vii) to reject any forbearance, financial restructuring or other proposal made by or on behalf of Borrower, any other Loan Party or any creditor or equity holder. Each of the Administrative Agent and the Lenders may exercise their respective rights, powers, privileges and remedies, including those set forth in (i) through (vii) above at any time after the termination or expiration of the Fourth Waiver Period in its sole and absolute discretion without further notice. No oral representations or course of dealing on the part of the Administrative Agent, any Lender or any of its officers, employees or agents, and no failure or delay by the Administrative Agent or any Lender with respect to the exercise of any right, power, privilege or remedy under any of the Credit Agreement, other Loan Documents or applicable law shall operate as a waiver thereof, and the single or partial exercise of any such right, power, privilege or remedy shall not preclude any later exercise of any other right, power, privilege or remedy. (c) The Loan Parties, the Administrative Agent and the Lenders party hereto hereby acknowledge and agree that to date, Administrative Agent and the Lenders have not elected to exercise any such rights and remedies available to them. [The remainder of this page is intentionally left blank.] 13 502087446 v6 1205867.00001

FRANKLIN SYNERGY BANK, as Lender By: Name: Title: Northstar Healthcare Acquisitions, L.L.C. Fourth Limited Conditional Waiver To Credit Agreement Signature Pages

FIRST TENNESSEE BANK, as Lender By: Name: Title: Northstar Healthcare Acquisitions, L.L.C. Fourth Limited Conditional Waiver To Credit Agreement Signature Pages

MIDSOUTH BANK, as Lender By: Name: Title: Northstar Healthcare Acquisitions, L.L.C. Fourth Limited Conditional Waiver To Credit Agreement Signature Pages

MARATHON ASSET MANAGEMENT, as Lender By: Name: Title: Northstar Healthcare Acquisitions, L.L.C. Fourth Limited Conditional Waiver To Credit Agreement Signature Pages

EXHIBIT A ADDITIONAL BUSINESS PLAN REQUIREMENTS A. A business plan presentation including reasonable detail related to, but not limited to: 1. Projections (including projected income statement, balance sheet and statement of cash flows) for 2019 and 2020 on a monthly basis. Projections for 2021 through 2023 on an annual basis and are to be delivered no later than 4:00 pm Central Time on March 8, 2019; 2. Comparisons of income statement projections to actual historical results (for each of the prior three years) with such comparisons to be on annual basis for 2016 and 2017 and on quarterly basis for the 2018 periods previously reported to be delivered no later than 4:00 pm Central Time on March 8, 2019; 3. Cash flow forecast on a weekly basis for 2019 (including actual results from January 1, 2019), including reasonable detail and support consistent with Borrower’s current 13-week cash flow reporting requirement set forth in Section 2(d) of the Agreement to be delivered no later than 4:00 pm Central on March 13, 2019; 4. Detail on a facility by facility basis, including corporate related entities, and on a consolidated and consolidating basis for each of items (1) and (2) above (both historical results and projections); 5. Facility by facility, corporate operating and financial statistics and metrics, including, but not limited to reasonable detail of: i. A description of each facility; ii. Reasonable detail regarding services provided at each such facility and the physician ownership structure, as applicable; iii. Headcount data for each facility; iv. Date that the applicable facility was acquired or opened by the company, purchase price for such facility and other relevant terms (including consideration paid and current obligations related to each facility’s acquisition (e.g., seller notes or other obligations owed by the company)) v. Entity ownership structure; vi. Descriptions of real estate matters (including lease terms, maturity, landlord(s), guarantees (including whether at the corporate or entity level), status of any plan or negotiations with respect to real estate matters to be delivered no later than 4:00 pm Central Time on March 8, 2019; vii. Descriptions of Equipment and other contracts to be delivered no later than 4:00 Central Time March 8, 2019; viii. Insurance payer contract terms, reimbursement and collection rates; 6. In-network and out-out-network and HOPD conversion plans by facility as applicable; 502087446 v6 1205867.00001

7. Divestiture plan by facility, including wind down cost projection detail and related wind down plan as applicable; and 8. Profit improvement enhancements and cost reduction initiatives including: i. Description of historical actions and results and annual run rate (improvement / savings); and ii. Proposed current and future plans and expected annual run rate (improvement / savings). B. Accounts receivable data as of September 30, 2018, December 31, 2018, January 31, 2019: i. Amounts outstanding on a facility and consolidated basis by service date / invoice, with related aging of accounts receivable; ii. Detail by facility and consolidated basis related to any accounts receivables write-offs for each of the above periods, including any collection on such previously written off account balances; and iii. Company’s plan to collect accounts receivable, including any related write offs. 502087446 v6 1205867.00001

EXHIBIT B SPECIFIED INDEBTEDNESS 1) Convertible Promissory Note, dated March 8, 2017, executed by Nobilis Vascular Texas, LLC and made payable to Carlos R. Hamilton III, M.D. 2) Convertible Promissory Note, dated November 15, 2017, executed by Northstar Healthcare Surgery Center – Houston, LLC and made payable to Elite Ambulatory Surgery Centers, LLC. 502087446 v6 1205867.00001

EXHIBIT C INTERCOMPANY PROMISSORY NOTES1 1) Intercompany Promissory Note, effective December 1, 2017, executed by Elite Sinus Spine and Ortho, LLC and made payable to the order of Northstar Healthcare Surgery Center – Houston LLC, in an aggregate principal amount of up to $500,000.00. 2) Intercompany Promissory Note, effective December 1, 2017, executed by Elite Hospital Management, LLC and made payable to the order of Northstar Healthcare Surgery Center – Houston LLC, in an aggregate principal amount of up to $500,000.00. 3) Intercompany Promissory Note, effective December 1, 2017, executed by $500,000.00 of Elite Center for Minimally Invasive Surgery, LLC and made payable to the order of Northstar Healthcare Surgery Center – Houston LLC, in an aggregate principal amount of up to $500,000.00. 4) Intercompany Promissory Note, effective December 1, 2017, executed by Houston Metro Ortho and Spine Surgery Center, LLC and made payable to the order of Northstar Healthcare Surgery Center – Houston LLC, in an aggregate principal amount of up to $500,000.00. 1 The Loan Parties represent and warrant that no amounts are currently outstanding under any of the listed Intercompany Promissory Notes. 502087446 v6 1205867.00001

EXHIBIT D LIEN FILINGS 1) Notice of State Tax Lien in the amount of $2,352.67 filed against Northstar Healthcare Surgery Center - Houston, LLC in Harris County on 8/9/16 (Filing # RP-2016-350205). 2) UCC Filing against Perimeter Road Surgical Hospital, LLC, as Debtor, in favor of Cardinal Health, as Secured Party, filed on 2/10/16 with the Arizona Secretary of State (Filing # 2016- 0006161). 502087446 v6 1205867.00001

EXHIBIT E LITIGATION MATTERS 1) Houston Metro Ortho and Spine Surgery Center LLC v. Richard Francis, M.D., Juansrich Ltd., and Juansrich Management, LLC, Cause No. 2015-24460, District Court of Harris County (215th Judicial District Court) 2) Leo Van ‘T Hoofd, Individually and On Behalf of All Others Similarly Situated v. Nobilis Health Corp., Harry Fleming, David Young, and Kenneth J. Klein, United States District Court, Southern District of Texas, Houston Division. 502087446 v6 1205867.00001